                          [Clifford Chance Letterhead]

                        CONSENT OF CLIFFORD CHANCE US LLP

We hereby consent to the reference to our firm under the caption "Fund Counsel"
in the Statement of Additional Information comprising a part of Post-Effective
Amendment No. 13 to the Form N-1A Registration Statement of Morgan Stanley S&P
500 Index Fund, File No. 333-29721. We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the
Securities Act of 1933 or the rules and regulations of the Securities and
Exchange Commission thereunder.

/s/ CLIFFORD CHANCE US LLP
New York, New York
December 22, 2005